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Exhibit 5.2

[Letterhead of Bryan Cave LLP]

September 26, 2011

RIVER MEDICAL INCORPORATED
c/o Emergency Medical Services Corporation
6200 S. Syracuse Way, Suite 200
Greenwood Village, Colorado 80111

Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022

Ladies and Gentlemen:

We have acted as special counsel in the State of Arizona to River Medical Incorporated, an Arizona corporation (the "Arizona Guarantor"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Emergency Medical Services Corporation, a Delaware corporation (the "Issuer") of up to $950,000,000 aggregate principal amount of the Issuer's 8.125% Senior Notes due 2019 (the "New Notes"), in exchange for (the "Exchange Offer") up to $950,000,000 aggregate principal amount of the Issuer's outstanding 8.125% Senior Notes due 2019 (the "Old Notes"). The Old Notes have been, and the New Notes will be, issued pursuant to the Indenture, dated as of May 25, 2010 (as amended by the First Supplemental Indenture, dated as of May 25, 2011, and the Second Supplemental Indenture, dated as of May 25, 2011, the "Indenture"), among the Issuer, the Arizona Guarantor, the other subsidiary guarantors signatory thereto, and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee (the "Trustee"). The obligations of the Issuer pursuant to the New Notes are to be guaranteed by the Arizona Guarantor pursuant to and as set forth in the Indenture (the "Guarantee"). All capitalized terms which are defined in the Indenture shall have the same meanings when used herein, unless otherwise specified. This opinion is furnished to you at the request of the Arizona Guarantor.

River Medical Incorporated
Debevoise & Plimpton LLP
September 26, 2011

We have not been involved in the preparation of the Registration Statement, nor were we involved in the negotiation, preparation or execution of the Indenture, the Guarantee, or any of the related agreements executed or delivered in connection therewith. We have been retained solely for the purpose of rendering certain opinions pursuant to Arizona law.

In connection herewith, we have examined:

  (1)
  an executed copy of the Indenture;

  (2)
  the form of the New Notes;

  (3)
  the certified articles of incorporation of the Arizona Guarantor, as amended to date;

  (4)
  the bylaws of the Arizona Guarantor, as currently in effect;

  (5)
  certain resolutions adopted by the board of directors of the Arizona Guarantor relating to the Indenture, the Guarantee, the Exchange Offer and related matters; and

  (6)
  a certificate executed by authorized officers of the Arizona Guarantor on the date hereof.

The documents specified in items (1) and (2) above are hereinafter collectively referred to as the "Transaction Documents" and, individually, a "Transaction Document." For purposes of this opinion letter, we have not reviewed any documents other than the foregoing. In particular, we have not reviewed any document that is referred to in or incorporated by reference into the Indenture. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinion stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the Indenture and certificates and statements of appropriate representatives of the Arizona Guarantor.

In connection herewith, we have assumed that, other than with respect to the Arizona Guarantor, all of the documents referred to in this opinion letter have been duly authorized by, have been duly

River Medical Incorporated
Debevoise & Plimpton LLP
September 26, 2011

executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents. We have also assumed, with your permission, that (i) all parties to the Transaction Documents (other than the Arizona Guarantor) have been duly organized and are validly existing in good standing under the laws of the jurisdictions governing their organization, and are duly qualified or admitted to transact business in each other jurisdiction where the nature of the business conducted therein or the property owned or leased therein makes such qualification or admission necessary, with all requisite corporate power and authority to execute, deliver and perform the Indenture, (ii) the Indenture has been duly and validly authorized, executed and delivered by all parties to the Transaction Documents (other than the Arizona Guarantor), and (iii) the Trustee has duly authenticated the Old Notes.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

        1.     Based solely on the good standing certificate from the Arizona Corporation Commission dated as of a recent date, the Arizona Guarantor is validly existing as a corporation in good standing under the laws of the State of Arizona.

        2.     The execution and delivery by the Arizona Guarantor of the Indenture and the performance by the Arizona Guarantor of its obligations thereunder, including the Guarantee set forth therein, are within the corporate power and authority of the Arizona Guarantor and has been duly authorized by all necessary corporate action on the part of Arizona Guarantor.

        3.     The Indenture has been duly executed and delivered by the Arizona Guarantor.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, qualifications, limitations and exceptions:

        (a)   Our opinions herein reflect only the application of applicable Arizona state law (excluding the securities and blue sky laws of such state). In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

        (b)   We express no opinion as to:

          (i)    whether Arizona Guarantor may guarantee or otherwise be liable for indebtedness incurred by the Issuer except to the extent that such Arizona Guarantor may be determined to have benefited from the incurrence of the indebtedness by the Issuer or whether such benefit may be measured other than by the extent to which the proceeds of the indebtedness incurred by the Issuer are, directly or indirectly, made available to such Arizona Guarantor for its corporate purposes; and

River Medical Incorporated
Debevoise & Plimpton LLP
September 26, 2011

          (ii)   the authorizations, approvals or consents as may be necessary under Arizona state securities and "blue sky" laws in connection with the transactions contemplated by the Transaction Documents.

We do not give any opinions except as set forth above. The opinions set forth herein are made as of the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the captions "Legal Matters." We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the Exchange Offer. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Bryan Cave LLP
BRYAN CAVE LLP

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  Exhibit 5.2